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              AMENDMENT NO. 3 TO INTERNET SERVICE RESALE AGREEMENT


         This AMENDMENT NO. 3 (the "Amendment") to the INTERNET SERVICE RESALE AGREEMENT is entered into effective September 1, 2001 (the "Effective Date"), by and among SBC Communications Inc., SBC Internet Communications, Inc., Prodigy Communications Corporation and Prodigy Communications Limited Partnership. Capitalized terms used but not defined herein shall have the meaning assigned to them in the Internet Service Resale Agreement.

         Whereas, the Parties have entered into an Internet Service Resale Agreement dated as of January 1, 2001 (the "Resale Agreement");

         Whereas, Section 11.6 of the Resale Agreement permits the Parties to vary, amend or extend the Resale Agreement by written agreement executed and delivered by duly authorized officers or representatives of the respective Parties;

         Whereas, the Parties desire to Amend the Resale Agreement to provide that consumer and small business customers that access services of SBC and SBC Sub under the Resale Agreement using dial-up Integrated Services Digital Network will become customers of SBC and SBC Sub and in all other respects will be considered to be Business Customers that use Narrowband Access under the Resale Agreement;

         Whereas, the Parties each desire that, except to the extent amended by this Amendment, all terms of the Resale Agreement as amended from time to time shall remain in full force and effect without change or modification.

         NOW, THEREFORE, in consideration of the mutual agreements of the Parties contained herein and in the Resale Agreement, the Parties hereto agree as follows:

         1.  SECTION 3.1

         A new Section 3.1(e) shall be added as follows:

                  (e) Integrated Services Digital Network ("ISDN") dial-up service used to access services of SBC and SBC Sub under the Resale Agreement is a form of Narrowband Access. Consumer and small business customers that access such services using ISDN dial-up shall be considered to be Business Customers for purposes of the Resale Agreement. Prodigy shall provide the Resold Prodigy Service to SBC for such Business Customers pursuant to Section 3.4 of the Resale Agreement.


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         IN WITNESS WHEREOF, the Parties have caused this Amendment NO. 3 to be duly executed in its name and on its behalf, this ______ day of ___________
2001.



                                    SBC COMMUNICATIONS INC.


                                    By:
                                         -----------------------------------
                                       Name:
                                       Title:



                                    SBC INTERNET COMMUNICATIONS, INC.


                                    By:
                                         -----------------------------------
                                       Name:
                                       Title:



                                    PRODIGY COMMUNICATIONS CORPORATION



                                    By:
                                         -----------------------------------
                                       Name: Paul Roth
                                       Title: CEO and President



                                    PRODIGY COMMUNICATIONS LIMITED PARTNERSHIP

                                    By: Prodigy Communications Corporation, as
                                        general partner of Prodigy
                                        Communications Limited Partnership



                                    By:
                                         -----------------------------------
                                       Name: Paul Roth
                                       Title: CEO and President




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